SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 9, 2010

RUBIO’S RESTAURANTS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-26125	33-0100303
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1902 Wright Place, Suite 300, Carlsbad, California	92008
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code:  (760) 929-8226

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry Into A Material Definitive Agreement.

On May 9, 2010, Rubio’s Restaurants, Inc., a Delaware corporation (“Rubio’s”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with MRRC Merger Co., a Delaware corporation (“Merger Sub”), and MRRC Hold Co., a Delaware corporation (“Parent”). Parent is wholly owned by Mill Road Capital, L.P. (“Mill Road”). Pursuant  to the Merger Agreement, Parent will acquire Rubio’s through the merger of Merger Sub with and into Rubio’s (the “Merger”).

At the effective time of the Merger, each outstanding share of Rubio’s common stock (other than shares owned by Parent and dissenting shares) will be converted into the right to receive $8.70 in cash.

Each option to purchase Rubio’s common stock will be replaced with a cash incentive program under which each holder of vested options having an exercise price less than $8.70 will receive an amount in cash per share subject to such options equal to the difference between $8.70 and such exercise price, and each holder of unvested options will be entitled to receive a series of payments in cash, equal to the difference between $8.70 and the exercise price of such options, provided that the option holder satisfies the vesting conditions of such options on the applicable vesting date, all subject to applicable withholding.  All unvested restricted stock units outstanding as of the effective time of the Merger will be converted into the right to receive an amount of cash equal to $8.70 per share, provided the holder of such restricted stock units satisfies the vesting conditions of such restricted stock units as of the Merger.

On May 9, 2010, the special committee of the board of directors of Rubio’s recommended the approval of the Merger and the Merger Agreement to Rubio’s board of directors (the “Board”). The Board unanimously approved the Merger and the Merger Agreement at a special meeting on May 9, 2010 and directed that the Merger Agreement be submitted to Rubio’s stockholders for approval.

The Merger is expected to close during the third quarter of 2010.  The Merger is subject to the approval of Rubio’s stockholders and other customary conditions to closing, including the early termination or expiration of the waiting period applicable to the Merger under the Hart-Scott-Rodino Act.

The Merger Agreement provides that Rubio’s is restricted from soliciting other proposals from a different parties provided that Rubio’s can take certain actions related to superior proposals, subject to the approval of the Board as specified in the Merger Agreement.

The Merger Agreement contains limited termination rights as provided in the Merger Agreement.  Upon the termination of the Merger Agreement under certain circumstances specified in the Merger Agreement, Rubio’s may be required to pay Parent a termination fee of $3.365 million.  Either party will have a right to terminate the Merger Agreement if the Merger is not closed on or prior to September 15, 2010.

The Merger Agreement also includes other representations, warranties, covenants and conditions that are customary for transactions of this type.  The Merger is not subject to a financing condition.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference.  The foregoing summary of the Merger Agreement is not intended to be complete and is qualified in its entirety by the full text of the Merger Agreement.

In connection with the execution of the Merger Agreement, Mill Road provided Rubio’s with a guarantee, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

As part of the transaction, Ralph Rubio and Dan Pittard have entered into offer letters with Parent related to their continued employment following the closing of the Merger, and Ralph Rubio has agreed to co-invest a portion of his Rubio’s common stock into the Parent on the same terms as Mill Road’s investment.  In addition, Dan Pittard and other members of management will have an opportunity to co-invest within 30 days following the closing of the Merger. Each of Messrs. Pittard and Rubio will be appointed to the Board after the closing of the Merger.

Concurrently with the execution of the Merger Agreement, each of Ralph Rubio, chairman of Rubio’s, Dan Pittard, Chief Executive Officer of Rubio’s, and Rosewood Capital, L.P., who collectively hold shares representing approximately 24% of the voting power of Rubio’s common stock, entered into voting agreements with Parent under which they have agreed to vote in favor of the Merger.

Copies of the Voting Agreements are attached hereto as Exhibits 99.1 and 99.2, respectively, and incorporated by reference herein.  The foregoing summary of the Voting Agreements is not intended to be complete and is qualified in its entirety by the full text of the Voting Agreements.

Each of Ralph Rubio, indirectly through the Ralph Rubio and Dione Rubio Family Trust, and Rosewood Capital, L.P. are parties to an Amended and Restated Investors’ Rights Agreements, dated as of November 19, 1997, as amended (the “Investors’ Rights Agreement”) whereby Rubio’s granted each investor certain registration rights.  In connection with the Merger, each investor has entered into an Investors’ Rights Agreement Standstill and Termination Agreement, dated as of May 9, 2010 (the “Standstill and Termination Agreements”), pursuant to which the investors have agreed (i) not to exercise any demand registration rights as provided for in the Investors’ Rights Agreement; and (ii) the Investors’ Rights Agreement will terminate contingent upon and as of the effective time of the Merger.

Copies of the Standstill and Termination Agreements are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated by reference herein.  The foregoing summary of the Standstill and Termination Agreements is not intended to be complete and is qualified in its entirety by the full text of the Standstill and Termination Agreements.

The Merger Agreement has been provided solely to inform investors of its terms.  The representations, warranties and covenants contained in the Merger Agreement were made only for purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and may be intended not as statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate.  In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by shareholders of, or other investors in, Rubio’s.  Investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Rubio’s, Parent, Merger Sub, or any of their respective subsidiaries or affiliates.

Important Additional Information

All parties desiring details regarding the transaction are urged to review the Merger Agreement. In connection with the proposed transaction, Rubio’s will file with the Securities and Exchange Commission, or SEC, a proxy statement, and Rubio’s plans to file with the SEC other documents regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Shareholders will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s website at www.sec.gov. Shareholders will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) by directing a request by mail or telephone to Rubio’s Restaurants, Inc., Attention:  Frank Henigman, 1902 Wright Place, Suite 300, Carlsbad, CA 92008, or from Rubio’s website, www.rubios.com.  Rubio’s and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from stockholders of Rubio’s in favor of the proposed merger. Information regarding Rubio’s directors and executive officers is contained in Rubio’s Form 10-K filed with the SEC on March 26, 2010, as amended by the Form 10-K/A filed with the SEC on April 26, 2010. Additional information regarding the interests of such potential participants will be included in the proxy statement and the other relevant documents filed with the SEC (when available).

Forward-Looking Statements

This document contains certain forward-looking statements about Rubio’s that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. These factors include, but are not limited to, (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (2) the inability to complete the Merger due to the failure to satisfy the other conditions to completion of the Merger; (3) the risk that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (4) other risks that are set forth in the “Risk Factors,” “Legal Proceedings” and “Management Discussion and Analysis of Results of Operations and Financial Condition” sections of Rubio’s filings with the SEC, including its most recent annual report on Form 10-K, as amended.  Many of the factors that will determine the consummation of the Merger are beyond Rubio’s ability to control or predict. Rubio’s undertakes no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2010, by and among Rubio’s Restaurants, Inc., MRRC Merger Co. and MRRC Hold Co.

10.1	Sponsor Guarantee, dated as of May 9, 2010, by Mill Road L.P. in favor of Rubio’s Restaurants, Inc.

10.2	Investors’ Rights Agreement Standstill and Termination Agreement, dated as of May 9, 2010, by Rubio’s Restaurants, Inc. and the Ralph Rubio and Dione Rubio Family Trust.

10.3	Investors’ Rights Agreement Standstill and Termination Agreement, dated as of May 9, 2010, by Rosewood Capital, L.P.

99.1	Voting Agreement, dated as of May 9, 2010, entered into by and between MRRC Hold Co. and, individually and separately, each of Ralph Rubio and Dan Pittard

99.2	Voting Agreement, dated as of May 9, 2010, entered into by and between MRRC Hold Co. and Rosewood Capital, L.P.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated:  May 10, 2010
RUBIO’S RESTAURANTS, INC.

By:  /s/ Frank Henigman

Frank Henigman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of May 9, 2010, by and among Rubio’s Restaurants, Inc., MRRC Merger Co. and MRRC Hold Co.

10.1	Sponsor Guarantee, dated as of May 9, 2010, by Mill Road L.P. in favor of Rubio’s Restaurants, Inc.

10.2	Investors’ Rights Agreement Standstill and Termination Agreement, dated as of May 9, 2010, by Rubio’s Restaurants, Inc. and the Ralph Rubio and Dione Rubio Family Trust.

10.3	Investors’ Rights Agreement Standstill and Termination Agreement, dated as of May 9, 2010, by Rosewood Capital, L.P.

99.1	Voting Agreement, dated as of May 9, 2010, entered into by and between MRRC Hold Co. and, individually and separately, each of Ralph Rubio and Dan Pittard

99.2	Voting Agreement, dated as of May 9, 2010, entered into by and between MRRC Hold Co. and Rosewood Capital, L.P.